SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Clover Leaf Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 24, 2009

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp.  Our Annual Meeting will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Wednesday, May 27, 2009.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted.  Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009, and any other business that properly comes before the Annual Meeting.

Our Board of Directors has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of First Clover Leaf Financial Corp. and our stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Dennis M. Terry
Dennis M. Terry
President and Chief Executive Officer

First Clover Leaf Financial Corp.
6814 Goshen Road
Edwardsville, Illinois 62025
(618) 656-6122

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 27, 2009

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of First Clover Leaf Financial Corp. will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Wednesday, May 27, 2009.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	The election of four directors of First Clover Leaf Financial Corp.;

2.	The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on March 31, 2009 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our proxy statement, Annual Report to Stockholders and proxy card are available on www.cfpproxy.com/6040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Brandmeyer
Donna Brandmeyer
Corporate Secretary

Edwardsville, Illinois
April 24, 2009

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
of
First Clover Leaf Financial Corp.
6814 Goshen Road
Edwardsville, Illinois 62025
(618) 656-6122

ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 27, 2009

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Clover Leaf Financial Corp. to be used at our Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois, at 4:00 p.m., Illinois time, on Wednesday, May 27, 2009, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 24, 2009.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to our Secretary at our address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.10 per share, as of the close of business on March 31, 2009 (the “Record Date”) are entitled to one vote for each share then held.  As of the Record Date, we had 8,556,965 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit.  Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for all the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of our independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to:  (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal.  The ratification of our independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by our Board of Directors.

Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of March 31, 2009, the Record Date, the shares of common stock beneficially owned by our named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders:

Investors of America, Limited Partnership (2)
135 North Meramec
Clayton, Missouri 63105	484,539	(2)	5.7%

Directors and Executive Officers: (3)

Kenneth Highlander	71,371		*
Nina Baird	1,185		*
Donald Engelke	20,760		*
Lisa R. Fowler	4,703		*
Harry Gallatin	34,040		*
Joseph J. Gugger	525,968		6.1
Joseph Helms	109,650		1.3
Darlene F. McDonald	3,059		*
Larry W. Mosby	49,400		*
Gary D. Niebur	24,468		*
Dean Pletcher	34,040		*
Brad S. Rench	7,000		*
Joseph Stevens	105,745		1.2
Gerard A. Schuetzenhofer	101,286		1.2
Robert W. Schwartz	235,212		2.7
Dennis M. Terry	61,596		*
Dennis E. Ulrich	4,448		*

All Directors and Executive Officers as a Group (17 persons)	1,445,331		16.9%
___________________________________
(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares.  The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
Based on a Schedule 13G jointly filed with the SEC on February 9, 2009 by Investors of America, Limited Partnership, The Indenture of Trust Establishing The Dierberg Foundation, Dierberg Educational Foundation, Inc. (formerly Dierberg Operating Foundation, Inc.), James F. Dierberg and Mary W. Dierberg.  An Amended Schedule 13G filed jointly by these entities on April 7, 2009 (other than Mary Dierberg who, on such date, held no shares of the common stock) reduced the entities’ total holdings of the common stock to 256,539 shares.

(3)	The business address of each director and executive officer is 6814 Goshen Road, Edwardsville, Illinois 62025.
*	Less than 1%.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is comprised of 14 members.  Our bylaws provide, and the terms of our Board of Directors are classified so, that approximately one-third of the directors are to be elected annually.  Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  Effective as of the date of the Annual Meeting, we will reduce the size of our Board of Directors to 13 members. Four directors will be elected at the Annual Meeting.  Our Nominating Committee has nominated Joseph Stevens, Dennis Ulrich, Gerard Schuetzenhofer and Dennis Terry to serve as directors for three-year terms. Each of these nominees is currently a member of the Board of Directors and has agreed to serve, if elected.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of each director.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The following table sets forth certain information regarding our directors.

Name	Age at December 31, 2008	Position	Current Term Expires	Director Since(1)

Nominees

Joseph Stevens	62	Director	2009	1990
Dennis E. Ulrich	55	Director	2009	2006
Gerard A. Schuetzenhofer	51	Director	2009	2009
Dennis M. Terry	62	President, Chief Executive Officer and Director	2009	2009
Directors Continuing in Office

Harry Gallatin	81	Director	2010	1980
Dean Pletcher	74	Director	2010	1980
Joseph J. Gugger	59	Director	2010	2006
Kenneth Highlander	55	Director	2010	2009
Gary D. Niebur	53	Director	2010	2009
Joseph Helms	71	Chairman of the Board	2011	1972
Nina Baird	81	Director	2011	1984
Donald Engelke	45	Senior Vice President-Residential Lending and Director	2011	2003
Robert W. Schwartz	70	Director	2011	2006
____________________
(1)	Includes service on the Board of Directors of First Federal Savings & Loan Association of Edwardsville, the predecessor savings association subsidiary of First Clover Leaf Financial Corp.

The Business Background of Our Directors and Executive Officers.  The business experience for the past five years of each of our directors and executive officers is set forth below.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Joseph Helms is Chairman of the Board of Directors.  Dr. Helms is semi-retired.  Prior to his retirement in 2002, Dr. Helms was a veterinarian at the Hawthorne Animal Hospital.

Nina Baird is retired.  Prior to her retirement, Ms. Baird served from 1981 through 2001 as the Edwardsville City Clerk, a full-time, elected position.

Donald Engelke is Senior Vice President – Residential Lending.  From 2001 through our July 2006 acquisition of Clover Leaf Financial Corp., in addition to his lending responsibilities, Mr. Engelke was our Chief Financial Officer.  He has been employed by First Clover Leaf Bank since 1985.  Mr. Engelke was appointed as a director in 2003.

Harry Gallatin is retired.  Prior to his retirement in 1991, he served on the faculty and as a golf and basketball coach and Athletic Director at Southern Illinois University-Edwardsville.

Joseph J. Gugger has served as a partner of Fastechnology LLC, an engineering company, since 1999; a partner of CBC LLC, a real estate company, since 1999; and as the owner of Gugger Group, Inc., a manufacturing and investment company, since 1993.  Mr. Gugger was a member of the board of directors of Clover Leaf Financial Corp. and Clover Leaf Bank until their acquisition in July 2006 by First Clover Leaf Financial Corp.

Kenneth P. Highlander is the President of Ready-Mix Services, Inc., a concrete manufacturer with plants in Hamel, Alton and Collinsville, Illinois.  Mr. Highlander has been employed by Ready-Mix Services since 1971.

Gary D. Niebur has served as the Mayor of Edwardsville, Illinois since 1993, and has served as the Executive Director of the Edwardsville YMCA since 1982.

Dean Pletcher is retired.  Prior to his retirement in 1996, Mr. Pletcher owned and operated Pletcher Funeral Home in Edwardsville, Illinois.

Robert W. Schwartz is the President of Schwartz Ventures, Inc., a communications company founded by Mr. Schwartz. From 2003 until their acquisition by First Clover Leaf Financial Corp. in July 2006, Mr. Schwartz served as Chairman of the boards of directors of Clover Leaf Financial Corp. and Clover Leaf Bank.

Gerard A. Schuetzenhofer is President of Coldwell Banker Brown Realtors/Coldwell Banker Commercial Brown Realtors, a real estate brokerage firm with offices in Edwardsville, O’Fallon, Troy, Highland and Belleville, Illinois. He has held the position of President since 1989.

Joseph Stevens is the owner of Market Basket Grocery and Garden Center, a retail business established in 1971.

Dennis M. Terry has served as our President and Chief Executive Officer since October 2006 and was our Chief Operating Officer beginning July 2006, at the time of our acquisition of Clover Leaf Bank. Prior to July 2006, since 2000, Mr. Terry served as President and Chief Executive Officer of Clover Leaf Bank.

Dennis E. Ulrich is the managing principal of Scheffel and Company, P.C., a C.P.A. firm with offices in Edwardsville, Alton, Highland, Jerseyville and Carrollton, Illinois, where he has been employed since 1977. Mr. Ulrich was a member of the board of directors of Clover Leaf Financial Corp. and Clover Leaf Bank until their acquisition in July 2006 by First Clover Leaf Financial Corp.

Executive Officers Who Are Not Directors

Lisa R. Fowler, 43, has served as our Senior Vice President – Chief Lending Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since June 2000, Ms. Fowler served as Senior Vice President of Clover Leaf Bank.

Darlene F. McDonald, 46, has served as our Senior Vice President and Chief Financial Officer since our July 2006 acquisition of Clover Leaf Bank. Prior to July 2006, since 2000, Ms. McDonald served as Senior Vice President, Treasurer and Secretary of Clover Leaf Bank.

Brad S. Rench, 50, has served as our Executive Vice President and Chief Operating Officer since 2008. Prior to his employment at First Clover Leaf, from 2004 through 2008 Mr. Rench was President and Chief Executive Officer of Meridian Bank, an Illinois-chartered bank headquartered in Eldred, Illinois.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. During the year ended December 31, 2008, the Board of Directors held 12 regular meetings and three special meetings. No member of the Board or any Board committee attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Executive sessions of the independent directors of the board are held on a regularly scheduled basis.

Our board committees include an Executive Committee, Compensation and Personnel Committee, Nominating Committee and an Audit Committee.  The Board of Directors appoints all committee members.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Messrs. Terry and Engelke, and Director Larry Mosby whose term expires at the Annual Meeting, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Messrs. Terry and Engelke are not independent because they are each one of our executive officers, and Mr. Mosby is not independent because, until his retirement in October 2006, he was our President and Chief Executive Officer.

The Nominating Committee

The Nominating Committee consists of directors Helms, Gallatin, Pletcher, Baird, Stevens, Gugger, Scwhartz and Ulrich, each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards.  The Board of Directors has adopted a written charter for the Committee. The Nominating Committee charter is posted on the Company website: www.firstcloverleafbank.com.  The Nominating Committee met two times during 2008.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of our audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Recommendation of Director Nominees by Stockholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our last annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders.  Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 6814 Goshen Road, Edwardsville, Illinois 62025.  The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as he or she appears on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.”

The committee did not receive any stockholder-recommended nominees for inclusion in this Proxy Statement.

Stockholder Communications with the Board

Any of our stockholders who want to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary, at 6814 Goshen Road, Edwardsville, Illinois 62025.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Conduct

We have adopted a Code of Conduct that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.  There were no amendments made to or waivers from our Code of Conduct in 2008.  A copy of our Code of Conduct is posted on the Company website: www.firstcloverleafbank.com.

Attendance at Annual Meetings of Stockholders

We do not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts.  All of our directors attended our 2008 Annual Meeting of Stockholders.

Compensation and Personnel Committee

The members of the Compensation and Personnel Committee are directors Helms, Gallatin, Niebur, Schuetzenhofer, Schwartz, Stevens, and Baird, each of whom is considered “independent” as defined in the Nasdaq corporate governance listings standards.  The committee is responsible for reviewing all compensation matters related to our employees.  The Compensation and Personnel Committee does not operate under a written charter.  The Compensation and Personnel Committee met eight times during the year ended December 31, 2008.

The members of the Compensation and Personnel Committee are appointed by the Chairman of the Board. The Committee is chaired by Director Schuetzenhofer.  The Committee is vested with the authority to review all personnel matters including salaries and benefits.  There are no executive officers on this Committee, nor did any participate in the determination of salaries for the executive officers for 2008.

The role of the Compensation and Personnel Committee is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors.  It is intended that the executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders.

In an effort to determine the current market salaries for our executive officers, during 2008 the Committee recommended to the full Board that we engage a third-party consultant experienced in compensation matters.  After deliberation, the Board determined to retain Amalfi Consulting Group, LLC., a national compensation consulting firm, to perform a survey of compensation paid to executives at similarly sized financial institutions in comparable markets in order to assist the Compensation and Personnel Committee in its evaluation of our executive compensation programs and its determination of executive compensation. The peer group of companies in the survey included: Centrue Financial Corporation; Pulaski Financial Corp.; MutualFirst Financial, Inc.; First Business Financial Services, Inc.; Indiana Community Bancorp; Cass Information Systems; Ames National Corp; Community Bank Shares of Indiana, Inc.; Tri City Bankshares Corp.; Monroe Bancorp; Meta Financial Group, Inc.; Northern States Financial Corp.; NorthWest Indiana Bancorp; Guaranty Federal Bancshares, Inc.; PSB Holdings Inc.; Mid-Wisconsin Financial; First Capital Inc.; Ameriana Bancorp; Denmark Bancshares Inc.; Citizens Community Bancorp.  The survey considered the total asset size of the companies in the peer group and took into account whether each peer company had a cash incentive plan, equity plan, ESOP, 401(k) Plan, qualified pension or profit sharing plan, deferred compensation plan, SERP or other forms of deferred compensation. Additionally, the survey considered whether individual executive officers had employment or change in control agreements.

Audit Committee

Our Audit Committee consists of directors Ulrich (Chairman), Schwartz, and Pletcher, each of whom is “independent” under the Nasdaq corporate governance listing standards and SEC Rule 10A-3.  The Board has determined that Mr. Ulrich qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

The Audit Committee reviews the contents of and conclusions in audit reports prepared by our independent registered public accounting firm, reviews and approves the annual engagement of our independent registered public accounting firm, our audit policy, and reviews with management and our independent registered public accounting firm, our financial statements and internal controls.  The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company website at www.firstcloverleafbank.com. The Audit Committee met four times during the year ended December 31, 2008.

Audit Committee Report

The Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2008;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:
Dennis E. Ulrich (Chairman)
Robert Schwartz
Dean Pletcher

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  Our executive officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock.  SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis.  Brad Rench, who became our Executive Vice President and Chief Operating Officer on June 2, 2008, was late in filing his Form 3. It was subsequently filed on November 19, 2008. Mr. Rench was also late in filing a Form 4 for the purchase of shares of our common stock on November 13, 2008. The Form 4 was subsequently filed on November 19, 2008. Based on our review of ownership reports and management questionnaires, we believe that none of our other executive officers or directors failed to file these reports on a timely basis for 2008.

Executive Compensation

Compensation and Personnel Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Personnel Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that First Clover Leaf Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Personnel Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Personnel Committee

Joseph Helms	Harry Gallatin
Robert W. Schwartz	Nina Baird
Joseph Stevens	Gary Niebur
Gerard Schuetzenhofer

Compensation and Personnel Committee Interlocks and Insider Participation

Our Compensation and Personnel Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation and Personnel Committee consists of Directors Helms, Gallatin, Schwartz, Baird, Stevens, Niebur, and Schuetzenhofer.  None of these individuals was an officer or employee of First Clover Leaf Financial Corp. or First Clover Leaf Bank during the year ended December 31, 2008, or is a former officer of First Clover Leaf Financial Corp. or First Clover Leaf Bank.

During the year ended December 31, 2008, (i) no executive of First Clover Leaf Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Personnel Committee of First Clover Leaf Financial Corp.; (ii) no executive officer of First Clover Leaf Financial Corp. served as a director of another entity, one of whose executive officers served on the Compensation and Personnel Committee of First Clover Leaf Financial Corp.; and (iii) no executive officer of First Clover Leaf Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of First Clover Leaf Financial Corp.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goal of our executive compensation philosophy is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

The role of the Compensation and Personnel Committee (hereinafter, the “Compensation Committee”) is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors.  The Compensation Committee is composed entirely of outside, non-employee directors.  It is the intention of the Compensation Committee to administer a program that will enable us to attract and retain talented executive officers who are capable of meeting our strategic goals and thereby maximize our performance for the benefit of the stockholders. The Compensation Committee considers four key elements of total direct compensation: base salary, benefits, annual incentive compensation, and long term incentives.  As set forth above, during 2008, the Compensation Committee engaged an Amalfi Consulting Group, LLC., a national compensation consulting firm, to conduct a study on executive officer compensation packages.  The criteria for the study were public financial institutions of similar size in the Midwestern United States.

The final report addressed the four key elements of base salary, benefits, annual incentive compensation and long-term incentives.  While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the chief executive officer, other executive officers or directors, the Compensation Committee utilized this study as well as weighing a variety of different factors in its deliberations.  The Compensation Committee expects to continue to utilize outside compensation surveys, as well as continuing to emphasize the profitability and scope of our operations, the experience and expertise and management skills of the executive officers and their roles to determine future compensation.

Base Salaries.  Base salary and changes to the base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the individual’s performance and contribution to our long-term strategic goals, performance targets, our financial performance and other relevant factors.

Cash Bonuses under our Incentive Compensation Program.  The incentive compensation program is structured to reward individual participants with the objective of driving financial performance.  Under this program, during 2008, Dennis Terry, Lisa Fowler and Darlene McDonald had the potential to earn, at target payout, a percentage ranging from 10.5 percent to 19 percent of their annual salaries.  Annual incentive targets are established based on job level.  During 2008, Mr. Terry’s incentive payout target was 10.5 percent of annual salary; Ms. Fowler’s incentive payout target was 19 percent; and Ms. McDonald’s incentive target payout was 12 percent of their respective annual salaries.  Mr. Engelke does not participate in the incentive compensation program.

The amount of the bonuses paid for 2008 under the incentive compensation program are included in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.” For the year ended December 31, 2008, payments were paid in September 2008 and included amounts earned for performance for the first nine months of 2008 as well as amounts earned for performance in 2007.  The amount of the bonuses payable upon attaining the threshold, target and maximum achievement levels are included in the Grant of Plan-Based Award Table.

Prior to the beginning of each calendar year, the Compensation Committee determines the specific financial goals that Mr. Terry, Ms. Fowler and Ms. McDonald must achieve in order to earn a bonus.  The financial goals are different for each executive, and in 2008 the goals consisted of the following financial metrics:

Performance Measure	Threshold	Target	Maximum

Return on Average Assets	0.59%	0.62%	0.84%
Return on Average Equity	2.97%	3.30%	4.46%
Average Earning Assets	$361,457,000	$370,725,000	$500,479,000
Deposit Growth	$126,514,000	$129,758,000	$175,173,000
Average Loans Outstanding	$291,420,000	$298,892,000	$403,504,000

No award is paid if actual results are below the threshold level.  For 2008, the Compensation Committee selected the following performance measures, as described above, for each executive as follows:

(1) Dennis Terry: Return on Average Assets, Return on Average Equity, and Average Earning Assets;

(2) Lisa Fowler – Return on Average Assets, Return on Average Equity, and Average Loans outstanding; and

(3) Darlene McDonald – Return on Average Assets, Return on Average Equity, and Deposit Growth.

Measurement and payment of any cash bonus occurs after the end of the calendar year when the actual performance results become known and can be reviewed by the Compensation Committee.

Employment Agreements.  We maintain employment agreements with Messrs. Terry and Engelke and Ms. Fowler and Ms. McDonald, which provide severance payments in the event of involuntary termination of employment or termination following a change in control.  The rationale for providing these payments is to provide security for our key executives and stability among our senior management team.  For a discussion of these agreements and the payments that would be received by the named executive officers under certain scenarios with respect to those agreements, see “—Employment Agreements” below.

Retirement Plans and Other Benefits

401(k) Plan. We also provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through our 401(k) plan.  All employees who meet the age and service requirements may participate in the 401(k) plan on a non-discriminatory basis.  See “401(k) Plan” for further description of the terms of the 401(k) plan.

Employee Stock Ownership Plan.  We maintain an employee stock ownership plan that provides our employees with additional retirement savings in the form of our common stock and encourages employee ownership in First Clover Leaf Financial Corp. See “—Employee Stock Ownership Plan and Trust” for further description of the terms of the employee stock ownership plan.

The following table sets forth for the years ended December 31, 2008, 2007 and 2006 certain information as to the total remuneration paid by us to Dennis M. Terry, who serves as our President and Chief Executive Officer, Darlene F. McDonald, who serves as our Chief Financial Officer, and our two most highly compensated executive officers during 2008 other than Mr. Terry and Ms. McDonald who received total compensation in excess of $100,000 (collectively, the “named executive officers”).  For a narrative description of information included in this table, please see the discussion in this proxy statement below.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)		Total ($)
Dennis M. Terry	2008	215,000	—	21,850	40,366	(3)	272,960
President and Chief	2007	200,000	—	7,500	45,283		252,783
Executive Officer	2006 (1)	76,000	—	10,000	20,359		106,359

Donald B. Engelke,	2008	98,000	300	—	22,883	(4)	119,343
Senior Vice President –	2007	95,000	—	—	24,683		119,683
Residential Lending	2006	95,000	16,726	—	41,860		153,586

Lisa M. Fowler, Senior	2008	130,000	—	21,700	10,348	(6)	162,048
Vice President – Chief	2007	115,000	—	—	12,793		127,793
Lending Officer	2006 (5)	47,000	—	7,500	4,665		59,165

Darlene F. McDonald,	2008	105,000	—	19,700	8,629	(8)	130,998
Senior Vice President –	2007	100,000	—	2,500	10,689		113,189
Chief Financial Officer	2006 (7)	36,625	—	7,500	2,930		47,055
___________________________

(1)
Compensation figures for Mr. Terry for 2006 are for the period beginning July 10, 2006, the date of our acquisition of Clover Leaf Financial Corp.  Mr. Terry became President and Chief Executive Officer on October 24, 2006. Prior to this, from July 10, 2006, Mr. Terry served as our Chief Operating Officer.

(2)	Amounts in this column represent discretionary cash bonuses.
(3)
Includes director fees of $16,250, an automobile allowance of $8,400, $11,460 in contributions made by First Clover Leaf Financial Corp. into Mr. Terry’s 401(k) account and $4,256 in contributions into Mr. Terry’s ESOP account.

(4)	Includes director fees of $16,250, $4,793 in contributions made by First Clover Leaf Financial Corp. into Mr. Engelke’s 401(k) account and $1,840 in contributions into Mr. Engelke’s ESOP account.
(5)
Compensation figures for Mr. Fowler for 2006 are for the period beginning July 10, 2006.  Ms. Fowler became our Senior Vice President – Chief Lending Officer in July 2006, in connection with our acquisition of Clover Leaf Financial Corp.  Prior to the acquisition, Ms. Fowler was a Senior Vice President of Clover Leaf Financial Corp.

(6)	Includes $7,413 and $2,935 in contributions by First Clover Leaf Financial Corp. into Ms. Fowler’s 401(k) account and ESOP account, respectively.
(7)
Compensation figures for Ms. McDonald for 2006 are for the period beginning July 10, 2006.  Ms. McDonald became our Senior Vice President – Chief Financial Officer in July 2006, in connection with our acquisition of Clover Leaf Financial Corp.  Prior to the acquisition, Ms. McDonald was a Senior Vice President of Clover Leaf Financial Corp.

(8)	Includes $6,298 and $2,331 in contributions by First Clover Leaf Financial Corp. into Ms. McDonald’s 401(k) account and ESOP account, respectively.

Plan-Based Awards.  The incentive compensation program includes performance goals at a threshold, target and maximum achievement level, with the potential award increasing accordingly. No payments will be made to an executive under the Plan if actual performance does not exceed the threshold performance goals. Above the threshold level, payouts under the Plan will be made to an executive on a sliding scale depending upon the level by which the actual performance exceeds the threshold assigned to that executive.  The performance goals are interpolated for achievement in between the break points. No payout will occur unless there is a satisfactory audit and individual performance evaluation.

The following table sets forth the threshold, target and maximum award payouts that were established during the year ended December 31, 2008 for the named executive officers under the terms of our non-equity incentive compensation program for 2009 performance.  For a discussion of this plan, see “Compensation Discussion and Analysis—Cash Bonuses under our Incentive Compensation Program.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dennis M. Terry	(1)	$—	$60,750	$121,500

Lisa M. Fowler	(1)	—	22,650	45,300

Darlene F. McDonald	(1)	—	19,950	39,900
_______________
(1)	On an annual basis, Mr. Terry, Ms. Fowler and Ms. Ms. McDonald are eligible to receive incentive cash bonuses under our incentive compensation program.

Employment Agreements.  Effective January 1, 2008, both First Clover Leaf Financial Corp. and our wholly owned subsidiary savings bank, First Clover Leaf Bank (collectively, “First Clover Leaf”), amended and restated our employment agreement with Dennis M. Terry, our President and Chief Executive Officer.

The agreement has a term of 36 months from January 1, 2008. Commencing on January 1, 2009, and continuing on each January 1st thereafter, the agreement renews for an additional year such that the remaining term is 36 full calendar months provided, however, that the Board shall at least 60 days before each anniversary date conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreement.  If written notice of non-renewal is provided to the executive, the term of the agreements will not be extended and the remaining term will be 24 months from the anniversary date.

Under the agreement, the 2009 base salary for Mr. Terry is $243,000, and the base salary for 2008 was $215,000.  Under the agreement, Mr. Terry’s base salary will be reviewed annually, and the base salary may be increased but not decreased.  In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel.  The agreement also provides Mr. Terry with an automobile allowance of not less than $700 per month.

The agreement provides for termination by First Clover Leaf for cause at any time. Under the agreement, if Mr. Terry’s employment is involuntarily terminated (other than for cause, death or disability) or is terminated for good reason, as defined in the agreement, First Clover Leaf is obligated to pay a lump sum equal to the remaining amounts that Mr. Terry would have received under the agreement if he had continued employment through the remainder of the then-current term, including the maximum bonus or incentive awards, if any, that would be payable to Mr. Terry in each calendar year that ends during the term of the agreement, and the annual contributions or payments that would have been made on Mr. Terry’s behalf in any employee benefit plan maintained by First Clover Leaf, as if Mr. Terry had continued his employment for the remainder of the term under the agreement. Such amounts shall be paid 30 days after termination, unless a six-month delay is required by Internal Revenue Code Section 409A.  Based on Mr. Terry’s 2008 salary, and assuming such termination occurred on December 31, 2008, the last day before the renewal date of Mr. Terry’s agreement, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of such termination would be $496,620.  If his employment is terminated in connection with a change in control, First Clover Leaf is obligated to pay Mr. Terry a lump sum equal to the total amount that Mr. Terry would have earned under the agreement if Mr. Terry had continued his employment for 36 months after the date of his termination of employment (regardless of the duration of the then-current term), including maximum bonus or incentive awards and contributions or payments made on Mr. Terry’s behalf under any employee benefit plan, as stated above, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. Based on Mr. Terry’s 2008 salary, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of his termination in connection with a change in control would be $744,930.  In the event of Mr. Terry’s disability as defined in the agreement, First Clover Leaf may terminate the agreements, provided that First Clover Leaf will be obligated to pay Mr. Terry his base salary for a period of one year following his termination of employment and 66 2/3% of his base salary each successive year until the earlier of his death, recovery from the disability or attainment of age 65. Based on Mr. Terry’s 2008 salary, and assuming Mr. Terry was paid under this provision of his agreement and was paid beginning December 31, 2008 and until he attained age 65, the total compensation that would be owed to Mr. Terry under his employment agreement in the event of his disability as defined in the agreement would be $528,755. In the event of Mr. Terry’s death during the term of the agreement, First Clover Leaf will pay his base salary to his named beneficiaries for one year following his date of death, which amount, based on Mr. Terry’s 2008 salary would be $215,000.

The agreement provides that, following his termination of employment for reasons other than disability, change in control, or non-renewal of the agreement, Mr. Terry will not compete with First Clover Leaf Bank for a period of one year in any city or county in which First Clover Leaf Bank has an office or has filed an application for regulatory approval to establish an office, and will not solicit employees or customers of First Clover Leaf Bank to leave the bank.

We amended and restated the employment agreement, effective January 1, 2008, with Donald Engelke, Senior Vice President-Residential Lending.  The agreement has a term of 12 months.  On each anniversary date, the agreement may be extended for an additional 12 months so that the remaining term is 12 months; provided, however, that the Board shall at least 60 days before such Anniversary Date conduct a comprehensive performance evaluation and review of Mr. Engelke for purposes of determining whether to extend this agreement.  Under the agreement, the 2008 base salary for Mr. Engelke was $98,000. The base salary may be increased but not decreased.  In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel.  The agreement provides for termination for cause at any time.  Under the agreement, if Mr. Engelke’s employment is involuntarily terminated (other than for cause, death or disability) or is terminated for good reason, as defined in the agreement, we are obligated to pay a lump sum equal to Mr. Engelke’s base salary, bonus and benefits for 12 months which, based upon his 2008 salary would be $103,093.  If his employment is terminated in connection with a change in control, we are obligated to pay Mr. Engelke’s base salary for 18 months, which, based upon his 2008 salary, would be $147,000, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G. Such payments are due 30 days after the termination of employment, unless a six-month delay is required by Internal Revenue Code Section 409A.  In the event of Mr. Engelke’s disability, as defined in the agreement, we may terminate the agreement provided that we will be obligated to pay him his base salary for the remainder of the term of the agreement.  Assuming such disability occurred on December 31, 2008, which was the last day before the renewal of the agreement, Mr. Engelke would not receive any payment under this provision of this agreement. In the event of Mr. Engelke’s death during the term of the agreement, we will pay his base salary to his named beneficiaries for the remaining term of the agreement which, as of December 31, 2008, the last day before the renewal of Mr. Engelke’s agreement, would result in no payment under this provision of Mr. Engelke’s agreement.

Effective January 1, 2008, we amended and restated the employment agreements with Lisa Fowler, Senior Vice President – Chief Lending Officer and Darlene McDonald, Senior Vice President and Chief Financial Officer. The agreements have terms of 12 months.  On each anniversary date, the agreements may be extended for an additional 12 months so that the remaining terms are 12 months provided, however, that the Board shall at least 60 days before such Anniversary Date conduct a comprehensive performance evaluation and review of the executive for purposes of determining whether to extend the agreements. Under the agreements, the base salary for Ms. Fowler is $130,000 and the base salary for Ms. McDonald is $105,000. The base salary may be increased but not decreased.  In addition to the base salary, the agreements provide for participation in retirement plans and other employee and fringe benefits applicable to executive personnel.  We may terminate the agreements for cause at any time.

Under the agreements, if the executive’s employment is involuntarily terminated (other than for cause, death or disability) or is terminated for good reason, as defined in the agreements, we will be obligated to pay the executive a lump sum equal to the value of her base salary, bonus and benefits for 12 months, which, based upon their respective 2008 salaries, would be $159,113 and $130,998 for Ms. Fowler and McDonald, respectively.  If the executive’s employment is terminated in connection with a change in control, we will be obligated to pay the executive a lump sum equal to the value of her base salary, bonus and benefits for 18 months which, based upon their respective 2008 salaries, would be $238,670 and $196,497 for Ms. Fowler and McDonald, respectively, subject to reduction to the extent necessary to avoid an excess parachute payment under Internal Revenue Code Section 280G.  Such payments will be made 30 days after the termination of employment unless Internal Revenue Code Section 409A requires a six-month delay.  In the event of the executive’s disability as defined in the agreements, we may terminate the agreement provided that we will be obligated to pay her base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to her pursuant to any disability insurance program maintained by us.  Assuming such disability occurred on December 31, 2008, which was the last day before the renewal of the executives’ respective agreements, neither Ms. Fowler nor Ms. McDonald would receive any payment under this provision of their agreements. In the event of Ms. Fowler’s or Ms. McDonald’s death during the term of their agreements, we will pay the executive’s base salary to her named beneficiaries for the remaining term of the agreement which, as of December 31, 2008, the last day before the renewal of the executive’s agreements, would result in no payment under this provision of Ms. Fowler’s and Ms. McDonald’s agreements.

The agreement provides that, following termination of the executive’s employment for reasons other than disability, change in control, or non-renewal of the agreement, the executive will not for a period of two years solicit any of the employees of the Company to leave their employment with the Company, or solicit the business of any customers or clients of the Company.

401(k) Plan.  We maintain a 401(k) plan which is a tax-qualified, retirement plan with a salary-deferral feature under Section 401(k) of the Internal Revenue Code. All employees who complete one year of employment during which they worked at least 1,000 hours are eligible to participate.

Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the maximum percentage of compensation and dollar amounts permissible under the Internal Revenue Code.  All employee contributions and earnings thereon are fully and immediately vested.  The contribution to the plan for the profit sharing contribution is determined by the Board of Directors and was set at 3% of gross earnings through December 31, 2008.  The 401(k) component of the plan allows participants to defer a portion of their compensation up to 50%.  Such deferral accumulates on a tax deferred basis until the employee withdraws the funds.  We match the employee contributions for the 401(k) plan up to 2% of compensation.  The plan was amended as of January 1, 2008.  The amendment decreased the profit sharing contribution from 6% of gross earnings to 3% of gross earnings.  The 2% match of employee contributions was unchanged.

Employee Stock Ownership Plan and Trust.  We maintain an employee stock ownership plan.  Employees who are at least 21 years old with at least one year of employment with us are eligible to participate. The former Clover Leaf Bank employees became eligible to participate in the employee stock ownership plan on January 1, 2007.  The employee stock ownership plan trust borrowed funds from First Federal Financial Services, Inc., our predecessor, and used those funds to purchase 88,201 shares of First Federal Financial Services, Inc.’s common stock in the July 2004 initial stock offering.  The shares held in the employee stock ownership plan were converted into shares of our common stock pursuant to the second-step conversion that was consummated in July 2006.  Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from our discretionary contributions to the employee stock ownership plan over a period of up to 20 years.  The loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for years of credited service with First Federal Savings and Loan Association of Edwardsville, our predecessor saving bank subsidiary, prior to the adoption of the plan.  A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable in the form of common stock and/or cash.  Our contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to Statement of Position 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

Other than our employee stock ownership plan, we have no equity-based benefit plans that were not approved by stockholders.

Director Compensation

The following table sets forth for the year ended December 31, 2008 certain information as to the total remuneration we paid to our directors other than Messrs. Terry and Engelke.  Compensation paid to Messrs. Terry and Engelke for their services as directors is included in “Executive Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Total ($)

Joseph J. Gugger	16,950	16,950
Robert W. Schwartz	17,050	17,050
Dennis E. Ulrich	18,250	18,250
Joseph Helms	19,500	19,500
Dean Pletcher	16,850	16,850
Harry Gallatin	17,350	17,350
Joseph Stevens	16,250	16,250
Nina Baird	17,350	17,350
Larry W. Mosby (1)	16,250	16,250
Gerard A. Schuetzenhofer	17,050	17,050
Gary D. Niebur	17,150	17,150
Kenneth Highlander	16,250	16,250
___________________________
(1)	Term expires at 2009 annual meeting.

Director Deferred Fee Plan.  Effective January 1, 2007, we established a non-qualified director deferred fee plan, under which directors may elect to defer receipt of their director fees until a specified date or termination of service on the Board.  Interest is credited at the rate equal to the one-year certificate of deposit rate offered by us as of each January 2.  Payments are made in a lump sum or monthly, quarterly or annual installments, as elected by the director at the time of deferral. Upon a director’s death, the director’s deferred account is paid as a lump sum.  During 2008, four directors deferred fees. The aggregate amount owed to directors under the Plan is $621,418.

We pay no fees for service on the Board of Directors of First Clover Leaf Financial Corp. or Board committees.  However, each of the individuals who currently serves as one of our directors also serves as a director of First Clover Leaf Bank and earns fees in that capacity. First Clover Leaf Bank pays the Chairman of the Board a fee of $1,500 for each scheduled meeting.   Each other director receives a fee of $1,250 for each scheduled meeting.  First Clover Leaf Bank pays each non-employee Board member $100 for attendance at meetings of the Loan Committee, and $200 per quarter for attendance at meetings of the Audit Committee.  First Clover Leaf Bank paid fees totaling $245,550 to the 14 board members of First Clover Leaf Financial Corp. who sat on the board of First Clover Leaf Bank for the year ended December 31, 2008.

Transactions With Certain Related Persons

In the ordinary course of business, First Clover Leaf Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to First Clover Leaf Bank.  Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan, for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to First Clover Leaf Bank.  This exception covers loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to First Clover Leaf Financial Corp.’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has approved the engagement of McGladrey & Pullen, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.

At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of McGladrey & Pullen, LLP for the year ending December 31, 2009.  A representative of McGladrey & Pullen, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Audit Fees.  The aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP for the audit of our annual financial statements and for the review of our Forms 10-Q and 10-K were $169,285 and $156,171 for 2008 and 2007, respectively.  Fees for 2008 also include the audit of internal control over financial reporting and review of a Registration Statement on Form S-4.

Audit-Related Fees.  There were no fees billed for professional services by McGladrey & Pullen, LLP that were reasonably related to the performance of the audits described above for 2008 and 2007, respectively.

Tax Fees.  The aggregate fees billed for professional services by RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, LLP, for tax services were $0 and $10,799 for 2008 and 2007, respectively.

All Other Fees.  There were no fees billed for professional services rendered for us by McGladrey & Pullen, LLP for service other than those listed above for the years 2008 and 2007, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee pre-approved 100% of the tax fees and the other non-audit fees described above during 2008 and 2007.

The Audit Committee has considered whether the provision of non-audit services by RSM McGladrey, an affiliate of McGladrey & Pullen, LLP, relating primarily to corporate income taxes  is compatible with maintaining the independence of McGladrey & Pullen, LLP.  The Audit Committee concluded that performing such services would not affect the independence of McGladrey & Pullen, LLP in performing its function as auditor of the Company.

In order to ratify the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm for 2009, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.  The Board of Directors recommends a vote “FOR” the ratification of McGladrey & Pullen, LLP as independent registered public accounting firm for 2009.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, we must receive any stockholder proposal to take action at such meeting at our executive office, 6814 Goshen Road, Edwardsville, Illinois, no later than December 24, 2009.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Secretary not less than 90 days prior to the date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first make public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice of business or nominations to the Board of Directors to be brought before the 2010 Annual Meeting of Stockholders must be given to us no later than January 24, 2010. The date on which the 2010 Annual Meeting of Stockholders is expected to be held is May 26, 2010.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Our proxy statement, Annual Report to Shareholders and proxy card are available on www.cfpproxy.com/6040.

OUR 2008 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS.  COPIES OF ALL OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 6814 GOSHEN ROAD, EDWARDSVILLE, ILLINOIS 62025, ATTENTION:  CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Donna Bradmeyer
Donna Bradmeyer
Corporate Secretary

Edwardsville, Illinois
April 24, 2009

z☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST CLOVER LEAF FINANCIAL CORP.					{
				For	With- hold	For All Except
ANNUAL MEETING OF STOCKHOLDERS May 27, 2009		1.	The election as Directors of the nominees listed below each to serve for a three-year term.	☐	☐	☐

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of First Clover Leaf Financial Corp. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sunset Hills Country Club located at 2525 South State Route 157, Edwardsville, Illinois 62025, on Wednesday, May 27, 2009 at 4:00 p.m., Illinois Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

Joseph Stevens
Dennis E. Ulrich
Gerard A. Schuetzenhofer
Dennis M. Terry

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.	Date

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. "☐
Sign above
x						y

Ã   Detach above card, sign, date and mail in postage paid envelope provided.   Ã

FIRST CLOVER LEAF FINANCIAL CORP.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated April 24, 2009 and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6040